Exhibit 99.1

EVI Industries to Expand into Consumer Garment Care Services Industry with Agreement to Acquire Sudsies, Inc.

The New Division Extends EVI's Proven Growth Strategy into an Attractive Multibillion-Dollar Consumer Market; EVI Reaffirms Its Commitment to the Commercial Laundry Distribution and Service Industry

MIAMI, Florida – July 20, 2026: EVI Industries, Inc. (NYSE American: EVI) ("EVI" or the "Company") today announced its plans to expand into the consumer garment care services industry through the establishment of a new division. In connection with these plans, the Company has entered into a definitive agreement to acquire Miami, Florida-based Sudsies, Inc. This planned expansion is based on management’s belief that consumer garment care represents a compelling long-term opportunity and would mark EVI's first dedicated expansion beyond the commercial laundry distribution and service industry since the Company began executing its long-term growth strategy in 2016. Consumer garment care is a multibillion-dollar and essential market with steady, recurring demand, served by thousands of independent, often family-owned businesses. As consumers place growing value on quality, convenience, and service experience, EVI sees a significant opportunity to build a leading garment care business of national scale.

Building From a Position of Strength in Commercial Laundry

EVI is entering into the consumer garment care services industry with confidence, built on a growth strategy proven over a decade, deep knowledge of the laundry industry, the reputation EVI has earned as a trusted partner to the businesses and founders that join its organization, and the careful diligence behind this decision. That confidence is grounded in results. Since Henry M. Nahmad acquired a controlling interest in EVI in 2015, EVI has executed a disciplined buy-and-build strategy in the commercial laundry distribution and service industry, bringing together many of the finest entrepreneurs and businesses in the industry, to grow from a single Miami, Florida-based distributor with 31 employees into North America's leading commercial laundry distribution and service enterprise of 32 businesses and more than 900 associates, including over 200 sales professionals and 425 service personnel. Since 2016, annual revenue has grown more than 12x, from approximately $36 million to nearly $435 million, compounding at 29% annually, with net income and Adjusted EBITDA compounding at 15% and 26%, respectively.

While EVI sees significant opportunity in the consumer garment care services industry, it remains firmly committed to the commercial laundry distribution and service business — a large, durable, and steadily growing business that is the foundation of the Company. EVI intends to continue growing this business, both organically and through the acquisition of additional commercial laundry distribution and service businesses, and to continue investing in the operating platform that positions it to realize meaningful operating leverage as it scales.

Agreement to Acquire Sudsies, Inc.

In connection with its planned expansion into the consumer garment care services industry, EVI has entered into a definitive agreement to acquire Sudsies, Inc., a well-established operator in the garment care sector. It is expected that, upon completion of the transaction, Sudsies would become the foundation of EVI's new consumer garment care division.

Founded in Miami in 1996 by Jason Loeb and Jorge Baboun, Sudsies has become one of South Florida's premier garment care businesses, trusted by a dense base of individual consumers and luxury retail partners with the care of high-value, technically complex garments — a growing share of today's luxury apparel market. Its service model treats every item individually, using processes designed to preserve fabric, structure, color, and finish. What sets Sudsies apart is the combination of strengths behind that service. It is a sophisticated marketer, with a distinctive brand and a data-driven, digitally native approach to customer acquisition and engagement that few in garment care can match. It operates an integrated logistics and delivery capability — a dedicated fleet and a technology-enabled, account-dedicated pickup-and-delivery operation built to scale. And it pairs deep craft with a relentless service focus. Together, these have produced what few in the industry have: a proven, repeatable playbook for winning the modern luxury consumer, and the strong loyalty, retention, and recurring revenue that management believes is difficult to replicate.

Sudsies' financial profile reflects the strength, consistency, and profitability of its business. For the twelve months ended June 30, 2026, Sudsies generated revenue of approximately $21.7 million, operating income of approximately $4.7 million, and EBITDA of approximately $5.7 million. Over the five-year period from July 1, 2021 through June 30, 2026, Sudsies grew revenue at a compound annual growth rate of approximately 21%, while expanding operating income and EBITDA at compound annual growth rates of approximately 36% and 62%, respectively. These results reflect a rare combination of durable growth and attractive profitability well suited to EVI's long-term approach to building businesses.

EVI believes that its deep operating expertise across the laundry industry — including how to design, build, equip, and service laundry operations — and its proven record of acquiring and growing laundry businesses, paired with Sudsies' brand, expertise, and reputation in consumer garment care, will be a powerful combination, enabling the combined organization to expand the Sudsies model into new U.S. markets and build a national platform at a scale neither could reach alone.

Jason Loeb, Founder of Sudsies, commented: "After nearly thirty years building Sudsies, choosing the right partner for our future was one of the most important decisions we would ever make. We chose EVI because they offered something rare: a permanent home that protects what we have built and keeps our name, our team, our culture, and our standards in place. Joining EVI gives our team the resources and the opportunity to keep growing while preserving everything that has made Sudsies special. They share our values and our dedication to an exceptional client experience, and for me and everyone who helped build this company, that is exactly the future we hoped for."

Consistent with EVI’s operating philosophy, upon completion of the transaction, Sudsies would continue to operate under its established brand and be led by its founder, Jason Loeb, while serving as the foundation on which EVI intends to build a consumer garment care services division of national scale.

Henry M. Nahmad, EVI's Chairman and Chief Executive Officer, commented: "Many of the finest businesses in our industry, including Sudsies, have chosen, and continue to choose, to join EVI, because we honor what their founders created and give them the means to reach their full potential. Our commitment to the commercial laundry distribution and service industry, the foundation of our Company, has never been stronger. We intend to capitalize on the same strengths that made us North America's leading commercial laundry enterprise to extend our reach into a large and attractive consumer market. We believe garment care businesses will come to see EVI the way commercial laundry businesses have, as the place where great companies grow, beginning with Sudsies. Jason Loeb, Jorge Baboun, Luis Moreno, and the entire Sudsies team have created a business that consumers love and peers respect. Together, we will build something exceptional and leave a lasting mark on this industry and the customers we serve."

A Natural Fit for EVI's Proven Approach

EVI's success has been built on a disciplined, long-term approach: partnering with high-quality, founder-led businesses; retaining and empowering the leaders who built them; honoring the culture and legacy they have created; and helping them pursue growth as part of a larger enterprise, with meaningful ownership in its success. EVI believes this same approach is well suited to the consumer garment care services industry. EVI offers the capital and stability of a business listed on the NYSE American, yet it thinks and acts like the founder-led enterprise it is, led and significantly owned by its CEO, Henry M. Nahmad, and by the entrepreneurs who run its businesses. That alignment is rare among public companies, and it is why EVI measures success over the long-term. The transaction is expected to close promptly upon satisfaction of all customary closing conditions, and management expects it to be accretive to EVI’s earnings for the fiscal year ending June 30, 2027. For additional information regarding the agreement to acquire Sudsies, please see EVI's Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company's robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company's customers include retail, commercial, industrial, institutional, and government customers. As described in this press release, EVI plans to expand its operations into the consumer garment care services industry.

Forward-Looking Statements

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current information and current expectations of management. Forward-looking statements are subject to substantial risks and uncertainties, which may cause actual results to differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the contemplated acquisition of Sudsies, including the possibility that the conditions to closing the acquisition may not be satisfied, risks related to the ability of each party to consummate the transaction, uncertainties as to the timing of the consummation of the transaction, the risk that the acquisition may not otherwise be consummated in accordance with the contemplated terms, or at all, the risk that the contemplated benefits of the acquisition may not be achieved to the extent expected, or at all, including that the addition of Sudsies may not have a positive impact on EVI's operating results or financial condition, integration and execution risks, and risks related to the business, operations, and prospects of Sudsies and EVI's plans with respect thereto; and risks related to the planned new consumer garment care services division, including that EVI's expansion into the consumer garment care services industry may not be successful, operational risks, and risks related to the anticipated size of, and opportunity within, the consumer garment care services industry, including its total addressable market, the applicability and success of EVI's buy-and-build strategy in that industry, and the anticipated strategic, competitive, and financial advantages of leveraging EVI's commercial laundry capabilities, infrastructure, and supply relationships. Reference is also made to other economic, competitive, governmental, technological, and other risks and factors discussed in EVI's filings with the Securities and Exchange Commission, including, without limitation, in the "Risk Factors" section of EVI's Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Many of these risks and factors are beyond EVI's control. Further, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, except as may be required by law. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP financial measure, see the Company’s earnings press release for the three- and nine-month periods ended March 31, 2026, which was issued on May 11, 2026.

Contact Information

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO, (305) 402-9300

Craig Ettelman, Director of Finance and Investor Relations, (305) 402-9300

info@evi-ind.com